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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2003

OWENS-ILLINOIS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of Incorporation)	333-13061 (Commission File Number)	34-1559348 (I.R.S. Employer Identification Number)
One SeaGate, Toledo, Ohio 43666 (Address of principal executive offices, including zip code)

Item 5.    Other Events and Required FD Disclosure.

        On April 21, 2003, our indirect wholly-owned subsidiary Owens-Brockway Glass Container Inc. issued a press release announcing that it intends to offer, subject to market and other conditions, $450 million aggregate principal amount of senior secured notes and $350 million aggregate principal amount of senior notes in a private offering. A copy of Owens-Brockway Glass Container's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits

99.1
Press Release of Owens-Brockway Glass Container Inc. dated April 21, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC. (registrant)
Date: April 22, 2002	By:	/s/ EDWARD C. WHITE Name: Edward C. White Its: Controller and Chief Accounting Officer

Exhibit Index

Exhibit 99.1	Press Release dated April 21, 2003 of Owens-Brockway Glass Container Inc.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index